UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   April 28, 2006

AUTO UNDERWRITERS OF AMERICA, INC.
(Exact name of Registrant as specified in its charter)

California	000-11582	94-2915849
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2670 South White Road, Suite 255 San Jose, CA		95148
(Address of principal executive offices)		(Zip Code)

(408) 270-3587
(Registrant’s telephone number, including area code)

2755 Campus Drive, Suite 155, San Mateo, California 94403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 28, 2006, Auto Underwriters of America, Inc. {the “Company”) filed a Certificate of Determination of Preferences with the Secretary of State of the State of California for Series A Convertible Preferred Stock. The Certificate of Determination of Preferences has the effect of amending the Company’s Articles of Incorporation. The Certificate of Determination of Preferences provided for the issuance of up to 4,025,000 of Series A Convertible Preferred Stock (the “Series A Preferred”).

The Series A Preferred has the following material terms:

Dividends: Holders of Series A Preferred, shall be entitled to annual interest in the amount of 8% payable in cash or stock on an as converted basis and based upon the average of the reported closing price of the Common Stock over a period of 30 days on the national securities exchange on which the Common Stock is then listed or the average of the closing bid and asked prices in the NASDAQ Reporting System over such 30 day period. If no such closing price or closing bid and asked prices are available, the value shall be $2.50. Such dividends shall be payable in cash or stock, as determined by the Company’s Board of Directors, in semi-annual installments beginning 180 days after the date of a notice provided by the Company to the holders of the Series A Preferred that the Final Closing has occurred.

Conversion: Each holder of Series A Preferred will have the right to convert such shares, at any time, into shares of Common Stock for no additional consideration. The total number of shares of Common Stock into which Series A Preferred may be converted will be determined by dividing the original purchase price by the applicable conversion price. The initial conversion price for the Series A Preferred Stock will be equal to $2.50 per share.

Automatic Conversion: The Series A Preferred shall be automatically converted into Common Stock, at the then applicable conversion price (i) in the event that the holders of 2/3 of the outstanding shares of Series A Preferred consent to such conversion; or (ii) if and when the following three events have all occurred and then exist: (a) the shares of Common Stock underlying the Series A Preferred have been registered with the Securities and Exchange Commission, (b) the Company’s Common Stock is publicly traded, and (c) the 30 trading day average closing price reported on the national securities exchange on which the Common Stock is then listed or the 30 day average closing bid price of the Common Stock in the NASDAQ Reporting System is at least $3.50. Further, the Series A Preferred shall be automatically converted into Common Stock if the requirements of (a) and (b) have been met, but the 30 trading day average closing price or average closing bid price of the Common Stock has not reached $3.50 per share within 720 days after the date of a notice provided by the Company to the holders of the Series A Preferred that the Final Closing has occurred. In such event, the total number of shares of Common Stock into which Series A Preferred will be converted will be determined by dividing the original purchase price by 50% of the average closing price or the average closing bid price of the Common Stock over a period of 30 trading days on the national securities exchange on which the Common Stock is then listed or in the NASDAQ Reporting System prior to and including the 720th day after the date of such notice, but in no event will such divisor be less than $1.00.

Anti-dilution Provisions: The Series A Preferred shall have proportional anti-dilution protection for stock splits, stock dividends or similar transactions. The conversion price of the Series A Preferred shall be subject to adjustment to prevent dilution on a broad-base weighted average in the event the Company issues, or is deemed to issue, additional shares of Common or Preferred Stock at a purchase price less than the then-effective conversion price of the Series A Preferred; provided, however, that without triggering anti-dilution adjustments, shares of Common Stock and/or options therefore may be issued or reserved for issuance (i) to employees, officers, directors, consultants, contractors or advisors of the Company pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Company’s Board of Directors, disclosed as of the date of this Offering, (ii) to lenders, equipment lessors or other parties providing goods or services to the Company, (iii) as a result of stock splits, stock dividends or similar transactions, (iv) in connection with the Company’s acquisition of other lines of business, business entities or technology, (v) upon the conversion of shares of Preferred Stock, (vi) in strategic partnership transactions and (vii) in any other transaction in which exemption from the anti-dilution provisions is approved by a majority of the then outstanding shares of Series A Preferred. The Company has agreed that it will not add shares to its option pool without the majority consent of the Series A Preferred holders. All stock options granted to employees, officers and directors of the Company after the date of the Private Placement Memorandum shall have an exercise price of no less than $2.50 unless approved by a majority of the then outstanding shares of Series A Preferred until such time as the following three events have all occurred: (a) the shares of Common Stock underlying the Series A Preferred have been registered with the Securities and Exchange Commission, (b) the Company’s Common Stock is publicly traded and (c) the 30 trading day average closing price reported on the national securities exchange on which the Common Stock is then listed or the 30 trading day average closing bid price of the Common Stock in the NASDAQ Reporting System reaches $3.50 per share.

Voting Rights: The holders of Series A Preferred will be entitled to that number of votes on all matters presented to shareholders equal to the number of shares of Common Stock then issuable upon conversion of the Series A Preferred. Shares of Series A Preferred will have the right to vote together with Common Stock and not as a separate class except as specifically provided herein or as otherwise required by law.

Protective Provisions: Consent of the holders of at least a majority of the then outstanding shares of Series A Preferred shall be required for any action that: (i) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of shares, share equivalents, or share appreciation rights having rights, preferences or privileges senior to the Series A Preferred Stock, (ii) increases the authorized number of shares of Series A Preferred, (iii) amends or repeals any provision of or adds any provision to the Articles of Incorporation or the Bylaws if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A Preferred, or (iv) results in the redemption of or dividend on any shares of Common Stock (other than pursuant to equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services or other agreements providing for a right of repurchase by the Company as approved by of the Board).

Registration Rights: Within 60 days of the Final Closing or July 31, 2006, whichever occurs later, the Company shall file a registration statement (the “Registration Statement”) covering the public sale of Registrable Securities, and the Company will cause such shares to be registered under the Securities Act of 1933 and continue to keep the Registration Statement effective for a period of two years. For every day the Company is late in filing the Registration Statement beyond 60 days, the Company will issue to the Investors on a pro rata basis additional Series A Preferred shares in whole share increments equal to 1% of the Series A Preferred shares purchased in this Offering. “Registrable Securities” will include all shares of Common Stock underlying: (i) the Series A Preferred stock; (ii) the Placement Agent Warrants; and (iii) the Performance Warrants. The Company shall bear the registration expenses (exclusive of underwriting discounts and commissions), including the reasonable fees and expenses of one counsel for the holders of Registrable Securities not to exceed $25,000.

Pre-emptive Rights: In the event that the Company decides to offer additional securities, either through a debt or equity offering, the Investors will have the first right of refusal to participate in that offering. The right will be offered for a 30-day period after the Investors are notified in writing and have been provided with the documents for the offering. In the event that an Investor elects to participate in such offering, the Company agrees to compensate the Managing Dealer with a cash commission equal to 10% of the value of securities purchased and a warrant to purchase the number of securities equal to 10% of the aggregate of securities purchased. The warrant shall be priced at 100% of the offering price of the security and expiration shall be no less than five years after the date of issuance. The warrants will be cashless, exercisable on a net basis and will have all the rights and privileges as other warrants awarded to the Managing Dealer.

Lock-Up Agreements: The Company shall not issue any new securities, including debt, until the Registration Statement has been declared effective without the prior written permission of the Managing Dealer. All officers, directors and affiliates are subject to a lock-up agreement whereby they are prohibited to sell or otherwise dispose of any securities of the Company for a period of 360 days following the effective date of the Registration Statement. In addition, certain other security holders of the Company have agreed to lock-up periods ranging from 180 to 270 days following the effective date of the Registration Statement. Affiliates of the Company shall be required to comply with lock- up periods with regards to 100% of their holdings of the Company’s securities; 90% of certain other security holders shall be required to comply with regards to 100% of their holdings of the Company’s securities.

Board of Directors: Through December 31, 2006, the Managing Dealer, as representative of the Investors, may nominate a majority of the members of the Board of Directors. All of the nominees will be outside directors with no operating interest in the Company and they may be nominated at any time after the Initial Closing of this Offering. The Company and its majority shareholders and Board of Directors agree not to unreasonably reject said nominees.

Financial Controls: The Managing Dealer, as representative of the Investors, may appoint a financial controller, at the Company’s expense, to oversee the internal control processes and financial management of the Company in accordance with the Sarbanes-Oxley Act.

Management Changes: The Board of Directors will not make any management changes during the Offering and for a period of six months after the Final Closing without the prior written permission of the Managing Dealer.

The Certificate of Determination of Preferences is attached hereto as Exhibit 3.2 and incorporated herein by reference. The description of the rights, preferences, privileges and restrictions of the Series A Preferred contained herein is not complete and is qualified in its entirety by reference to the full text of the Certificate of Determination of Preferences.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
3.2	Certificate of Determination of Preferences of Series A Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Underwriters of America, Inc.

Date: September 7, 2006	By: /s/ Dean Antonis
Dean Antonis
President and Treasurer

AUTO UNDERWRITERS OF AMERICA, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
3.2	Certificate of Determination of Preferences of Series A Convertible Preferred Stock